Exhibit 5.1

www.stinsonmoheck.com

1201 Walnut, Suite 2800

Kansas City, MO 64106-2150

Tel (816) 842-8600

Fax (816) 691-3495

August 30, 2004

Inergy, L.P.

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Re:	Inergy, L.P.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Inergy, L.P., a Delaware limited partnership (the “Partnership”), in connection with the public offering (the “Offering”) of 1,300,000 common units (the “Units”) representing limited partner interests in the Partnership under the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-101165) (the “Registration Statement”), including the Prospectus dated November 22, 2002 comprising a part thereof (the “Prospectus”), as supplemented by the Prospectus Supplement dated August 30, 2004 relating to the Units (the “Prospectus Supplement”) filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

As the basis for the opinions hereinafter expressed, we have examined (i) the Registration Statement, (ii) the Certificate of Limited Partnership of the Partnership, as amended and corrected to date, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of January 7, 2004, as amended by Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 9, 2004, (iv) the Purchase Agreement, dated August 30, 2004, between the Partnership and Tortoise Energy Infrastructure Corporation (the “Purchase Agreement”) and (v) such other instruments and documents as we have deemed necessary or appropriate for purposes of the opinions expressed in this letter. In addition, we have reviewed certain certificates of officers of the general partners of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion, we have assumed that all Units were issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus Supplement and the Purchase Agreement.

Based upon the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that:

1.	The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

Inergy, L.P.

August 30, 2004

2.	When the Units have been issued and delivered in accordance with the terms of the Purchase Agreement, and payment (or delivery) of the consideration therefor has been made as provided for therein, the Units will be validly issued and fully paid and, on the assumption that the holder of the Units is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business, will be nonassessable.

The opinions expressed herein are qualified in the following respects:

(A)	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(B)	The opinions expressed in this letter are limited in all respects to the laws of the United States of America and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this letter as an exhibit to the current report on Form 8-K dated August 30, 2004 to be filed by the Partnership with the Securities and Exchange Commission on or about the date hereof, which report is incorporated by reference in the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the Prospectus Supplement and in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Securities and Exchange Commission issued thereunder.

Respectfully submitted,

/s/ Stinson Morrison Hecker LLP

STINSON MORRISON HECKER LLP